RESIGNATION AND STOCK TRANSFER AGREEMENT

AGREEMENT made this 26th day of May, 2011 among Fu Qiang, Ieong Waifong, and China Digital Animation Development, Inc., a New York corporation (“CHDA”).

WHEREAS, Fu Qiang has served as Chief Executive Officer of CHDA and of its operating subsidiary, Heilongjiang Hairong Science and Technology Development Co Ltd. (“Hairong”); and

WHEREAS, Fu Qiang intends to leave CHDA and Hairong to pursue other business opportunities, and he considers it appropriate that he should give up his ownership interest in CHDA to be used for the benefit of CHDA; and

WHEREAS, Ieong Waifong is willing to accept and hold that ownership interest for the benefit of CHDA.

NOW, THEREFORE, it is agreed:

1.	Resignation. Fu Qiang hereby resigns from his position as an officer and member of the Board of Directors of CHDA, and from all positions that he holds with Hairong and RDX Holdings Limited.

2.
Transfer of Shares.  Fu Qiang hereby transfers and assigns to Ieong Waifong all of his right, title and interest in five million (5,000,000) shares of common stock of CHDA (the “Shares”).  Promptly after the execution of this agreement, Fu Qiang will cause the certificate for the Shares to be surrendered to the transfer agent for CHDA for transfer to Ieong Waifong.

3.
Stock Option.  Ieong Waifong hereby grants to CHDA an option to purchase the Shares for a price of one-tenth of a cent per share.  CHDA may exercise the option at any time prior to December 31, 2020 by giving written notice of exercise to Ieong Waifong at his address on the shareholder list of CHDA accompanied by fifty U.S. dollars in cash.  The option shall be binding on any assignee of the Shares.  The certificate for the Shares issued to Ieong Waifong and any replacement certificate shall contain a legend stating that ownership of the Shares is subject to the terms of this Resignation and Stock Transfer Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement.

CHINA DIGITAL ANIMATION
/s/ Fu Qiang	DEVELOPMENT, INC.
FU QIANG

/s/ Ieong Waifong	By: /s/ Zhai Sheng
IEONG WAIFONG	Zhai Sheng, President